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                                                                   EXHIBIT 10.15

                SPACEDEV INC. CODE OF BUSINESS CONDUCT AND ETHICS
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SpaceDev strives to achieve the highest business and personal ethical standards as well as compliance with the laws and regulations that apply to our business. Adherence to the standards contained in this Code will help to ensure decisions that reflect care for all of our stakeholders. This CODE OF BUSINESS CONDUCT AND ETHICS (the "Code") is intended as an overview of the Company's guiding principles and not as a restatement of Company policies and procedures.

This Code cannot and is not intended to cover every applicable law or provide answers to all questions that might arise; for that we must ultimately rely on each person's good sense of what is right, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct. Because our business depends upon the reputation of the Company and its directors, officers and employees for integrity and principled business conduct, in many instances this Code goes beyond the requirements of the law.

Employees should refer to the confidential and proprietary policies contained in the SpaceDev Employee Handbook. This Code is a statement of goals and expectations for individual and business conduct. It is not intended to and does not in any way constitute an employment contract or assurance of continued employment, and does not create any rights in any employee, client, supplier, competitor, shareholder or any other person or entity.

It is the obligation of each and every director, officer and employee of SpaceDev to become familiar with the goals and policies of the Company and integrate them into every aspect of our business. Our ethics are ultimately determined by all of us as we do our daily jobs. Our standard has been, and will continue to be, that of the highest ethical conduct.

CONFLICTS OF INTEREST
---------------------

Directors, officers and employees of SpaceDev have a duty of loyalty to the Company, and must therefore avoid any actual or apparent conflict of interest with the Company. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest also arise when an employee, officer, or director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company. If such a situation arises, employees must immediately report the circumstances to their immediate supervisor, officer or director of the Company. The Chief Executive Officer and members of the Board of Directors must report any such circumstances to the Corporate Audit Committee. To review the policy and specific employee reporting procedures, employees should refer to the Company's Employee Handbook.

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CORPORATE OPPORTUNITIES
-----------------------

No director, officer or employee may: (a) take for himself or herself personally opportunities that are discovered through the use of Company property, information or position; (b) use Company property, information or position for personal gain; or (c) compete with the Company. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

USE OF INSIDE INFORMATION
-------------------------

It is the Company's goal to protect shareholder investments through strict enforcement of the prohibition against insider trading set forth in federal securities laws and regulations. No director, officer or employee may buy or sell securities of SpaceDev at a time when in possession of "material non-public information." (There is, however, an exception for trades made pursuant to certain pre-existing trading plans established in compliance with applicable law.) Passing such information to someone who may buy or sell securities is also prohibited. The prohibition on insider trading applies to SpaceDev's securities and to securities of other companies if the director, officer or employee learns of material non-public information about those other companies in the course of his or her duties for SpaceDev. This prohibition also extends to certain non-employees who may learn about the "material non-public information" about the Company, such as spouses, relatives, and close friends of directors, officers or employees. Insider trading is both unethical and illegal and will be dealt with firmly. To review the policy and for specific employee reporting procedures, employees should refer to the Company's Employee Handbook.

FAIR DEALING
------------

Each director, officer and employee shall endeavor to deal fairly and in good faith with SpaceDev customers, shareholders, employees, suppliers, regulators, business partners, competitors and others. No director, officer or employee shall take unfair advantage of anyone through manipulation, concealment, abuse of privileged or confidential information, misrepresentation, fraudulent behavior or any other unfair dealing practice.

CONFIDENTIALITY
---------------

All directors, officers and employees should maintain the confidentiality of information entrusted to them by the Company, its business partners, suppliers, customers or others related to SpaceDev's business. Such information must not be disclosed to others, except when disclosure is authorized by SpaceDev or legally mandated. Confidential information includes all non-public information that might be of use to competitors or harmful to SpaceDev, or its customers, if disclosed. To review the policy and for specific employee reporting procedures, employees should refer to the Company's Employee Handbook.

PROTECTION AND USE OF COMPANY ASSETS
------------------------------------

Company assets, such as information, materials, supplies, time, intellectual property, software, hardware, and facilities, among other property, are valuable resources owned, licensed to, or otherwise belonging to the Company. Safeguarding Company assets is the responsibility of all directors, officers and employees. All Company assets should be used for legitimate business purposes.


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The personal use of Company assets without permission is prohibited. To review the policy and for specific employee reporting procedures, employees should refer to the Company's Employee Handbook.

ACCOUNTING PRACTICES
--------------------

It is the policy of SpaceDev to fully and fairly disclose the financial condition of the Company in compliance with applicable accounting principles, laws, rules and regulations. All books and records of SpaceDev shall be kept in such a way as to fully and fairly reflect all Company transactions.

COMPLIANCE WITH LAWS, RULES, REGULATIONS
----------------------------------------

SpaceDev takes a proactive stance on compliance with all applicable laws, rules, and regulations, including securities laws, insider-trading laws and applicable anti-trust laws. In addition, Spacedev requires that its officers and employees comply with the following work-place policies and applicable laws and regulations:

DISCLOSURE

SpaceDev is a reporting company under the Securities Exchange Act of 1934 and, as such has certain disclosure obligations to which it must adhere. All directors, officers and employees of the Company responsible for the preparation and filing of such disclosure shall be responsible for ensuring that the periodic reports of the Company contain full, fair, accurate, timely and understandable disclosure. In preparing the periodic reports of the Company, the directors, officers and employees of the Company shall act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing one's independent judgment to be subordinated.

EQUAL EMPLOYMENT OPPORTUNITY

SpaceDev's people are a key source of our competitive edge. The Company strongly supports and recognizes its responsibility to provide equal employment opportunities to all qualified individuals. The Company places a high value on diversity. The Company strongly believes that all people are unique and valuable and should be respected for their individual abilities.

In support of this goal the Company has established a corporate policy regarding discrimination or harassment on the basis of race, gender, age, color, religion, disability status, Veteran status, sexual orientation, marital status, or ethnic, national, or Appalachian regional origin, or any other characteristic protected by law. The policy applies to all personnel relationships including, but not limited to: promotions, transfers, training, job assignments, job stations, hours of work, rates of pay, working conditions, terminations, and all terms and conditions of employment. The Company will take affirmative action to employ qualified disabled veterans, veterans of the Vietnam era, disabled persons, minorities, and women. All officers and employees are expected to adhere to the laws, regulations and Company policies relating to equal opportunity, affirmative action and non-discrimination. To review the policy and for specific employee reporting procedures, employees are instructed to refer to the Company's Employee Handbook.

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HARASSMENT FREE WORKPLACE

SpaceDev maintains a strict Harassment Free Workplace policy. The Company requires all officers and employees to treat each other, customers, and all other persons encountered in the course of business with respect. To review the applicable policies and for specific employee reporting procedures, employees should refer to the Company's Employee Handbook.

THREATS & VIOLENCE

SpaceDev strives to maintain a work environment that is free from intimidation, threats or violent acts. To review the applicable policies, employees should refer to the Company's Employee Handbook.

DRUG, ALCOHOL & TOBACCO USE

SpaceDev wants to establish and maintain a work environment that is free from the effects of alcohol and drug abuse. To review the applicable policies, employees should refer to the Company's Employee Handbook.

FOREIGN CORRUPT PRACTICES ACT (FCPA)

U.S. law generally prohibits the Company from making or offering to make a payment, promise or granting another benefit, directly or indirectly, to a "foreign official", foreign candidate for political office or foreign political party for the purpose of improperly causing the foreign official, candidate or political party to act or cause an act for the benefit of the Company or a subsidiary. "Foreign official" may include employees of state owned foreign companies as well as governmental officials. Those directors, officers or employees whose jobs subject them to interactions with foreign countries and foreign based companies should request and receive FCPA compliance training from the Legal Department and should immediately contact the Legal Department at 513-287-2644, with respect to any questions regarding business conduct with foreign entities.

GIFTS, BRIBES AND KICKBACKS

Other than for modest gifts given or received in the normal course of business (including travel or entertainment), neither you nor your relatives may give gifts to, or receive gifts from, SpaceDev's clients and vendors. Other gifts may be given or accepted only with prior approval of your senior management. In no event should you put SpaceDev or yourself in a position that would be embarrassing if the gift was made public.

Dealing with government employees is often different than dealing with private persons. Many governmental bodies strictly prohibit the receipt of any gratuities by their employees, including meals and entertainment. You must be aware of and strictly follow these prohibitions.

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Any associate who pays or receives bribes or kickbacks will be immediately terminated and reported, as warranted, to the appropriate authorities. A kickback or bribe includes any item intended to improperly obtain favorable treatment.

CITIZENSHIP
-----------

CIVIC AND POLITICAL PARTICIPATION

SpaceDev is an active participant in the democratic process at the national, state and local levels, within the parameters of the law. SpaceDev also encourages all employees to participate in our political system by voting, speaking out on public issues, and becoming active in civic and political activities. It is important, however, that directors, officers and employees clearly distinguish their personal views from those of the Company, unless specifically authorized by the Company to speak on the Company's behalf.

POLITICAL CONTRIBUTION

Laws of certain jurisdictions (including the U.S. federal government) govern SpaceDev's actions in contributing, directly or indirectly, to any candidate for public office, political parties, or other political organizations. However, directors, officers and employees are free to contribute to candidates or otherwise partake in the political process in their individual capacity. In fact, the Company highly encourages its directors, officers and employees to take part in the political process, but employees may not be given time off with pay for political activity and may not use Company funds or assets for contributions of any kind to a political party or candidate for elected public office.

LOBBYING

SpaceDev recognizes the right of any director, officer and employee, as a citizen, to communicate with his or her elected public officials and the Company encourages directors, officers and employees to do so. However, if requested to make such contact on behalf of the Company, such persons must be cognizant of state and/or federal laws regarding lobbying activities and strictly follow the applicable guidelines and reporting requirements.

CONTACT WITH COURTS AND STATE AND FEDERAL AGENCIES

All employees must avoid discussing with decision-makers any matters pending before courts or agencies affecting the Company unless the employee is part of the Company's legal counsel or authorized by the Company to do so.

CHARITABLE ACTIVITIES

SpaceDev is committed to maintaining good will and to being a good civic neighbor. Directors, officers and employees are encouraged to serve on non-profit boards and in other volunteer capacities. However, if a director, officer or employee serves in any capacity with a not-for-profit organization, such person may not represent either the Company or the organization in any transactions between them.

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DUTY TO REPORT AND CONSEQUENCES
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Every director, officer and employee has a duty to adhere to this CODE OF
BUSINESS CONDUCT AND ETHICS and all existing Company policies and to report to the Company any suspected violations in accordance with applicable procedures.

Employees shall report suspected violations of Company policies contained in the Employee Handbook by following the reporting procedures as stated in the Employee Handbook.. All other suspected violations of the Code must be reported. The Company will investigate any matter so reported and may take appropriate disciplinary and corrective action, up to and including termination. The Company forbids retaliation against employees who report violations of this CODE OF BUSINESS CONDUCT AND ETHICS in good faith.

Any employee who ignores or violates any of SpaceDev's ethical standards, and any officer or manager who penalizes a subordinate for trying to follow these ethical standards, will be subject to corrective action, including possible immediate dismissal. Please refer to the Company's Employee Handbook. However, it is not the threat of discipline that should govern your actions. We hope you share our belief that a dedicated commitment to ethical behavior is the right thing to do and is good business.

SCOPE
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This Code does not supercede, change or alter the existing Company policies and procedures already in place as stated in the Employee Handbook and communicated to Company employees. Certain policies referred to herein are contained in the Employee Handbook, and Company employees are instructed to refer to this Handbook for a copy of those policies and required reporting procedures. As previously indicated, the Employee Handbook contains information that is proprietary and confidential, and the Company hereby expressly denies waiving any right to assert claims that the contents of the Employee Handbook are proprietary and/or confidential.

No Company policy can provide definitive answers to all questions. If employees have questions regarding any of the goals, or standards discussed or policies referenced in this Code or are in doubt about the best course of action in a particular situation, the employee should refer to the Employee Handbook, their immediate supervisor, or officer or director of the Company.

Any waivers of this Code for executive officers or directors may be made only by the Board of Directors or a Board committee to which such responsibility has been delegated, and must be promptly disclosed to shareholders.

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